Exhibit 99.1

WMG Acquisition Corp. Announces Consent Solicitation

NEW YORK, NY, May 13, 2011 (MARKETWIRE via COMTEX) —

WMG Acquisition Corp. (the “Company” or “WMG Acquisition”), a wholly owned subsidiary of Warner Music Group Corp. (NYSE: WMG) (“Warner Music Group”), today announced that it is soliciting consents from the holders of its 9.50% Senior Secured Notes Due 2016 (the “Notes”) (CUSIP: 92933BAB0). The Company is seeking consents (the “Consent Solicitation”) to proposed amendments to the indenture, dated as of May 28, 2009 (the “Indenture”), which governs the Notes.

Under the terms of the Indenture, the record date for the Consent Solicitation must be at least 30 days prior to the date when consents are first solicited. The Company has established April 13, 2011 as the record date for the Consent Solicitation.

The terms and conditions of the consent solicitation are described in the Notice of Consent Solicitation dated May 13, 2011 (the “Notice of Consent Solicitation”). The purpose of the Consent Solicitation is to amend the Indenture in connection with the Agreement and Plan of Merger, dated as of May 6, 2011 (the “Merger Agreement”), by and among Airplanes Music LLC, an affiliate of Access Industries, Inc. (“Access Industries”), Airplanes Merger Sub, Inc., a wholly owned subsidiary of Airplanes Music LLC, and Warner Music Group (the “Merger”), to permit Access Industries and certain related persons to be “Permitted Holders” (as defined in the Indenture) so that the Merger would not constitute a “Change of Control” (as defined in the Indenture). If the Merger is consummated, Warner Music Group and the Company will become affiliates of Access Industries. Adoption of the proposed amendments to the Indenture is not a condition to the consummation of the Merger. For more information regarding the proposed amendments to the Indenture, please refer to the Notice of Consent Solicitation.

In the event that certain conditions of the Consent Solicitation are satisfied or waived, including, among other things, the receipt of the requisite consents of not less than a majority in aggregate principal amount of the Notes and the completion of the transactions contemplated by the Merger Agreement, the Company will pay to the holders of record of Notes as of 5:00 p.m., New York City time, on April 13, 2011, who delivered valid and unrevoked consents prior to the Expiration Time (as defined below) an aggregate cash payment of up to $5.00 per $1,000 principal amount of Notes for which consents have been delivered by such holders (the “Consent Fee”). Such Holders may consent to the proposed amendments to the Indenture notwithstanding that they no longer own Notes as of the date of delivery of their consents. The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on May 23, 2011 (the “Expiration Time”). The Company will pay the Consent Fee in two parts as follows: (i) a cash payment equal to $1.25 per $1,000 principal amount of Notes for which consents have been delivered and not revoked prior to the Effective Time (as defined below) (the “Initial Consent Fee”), payable promptly following the Expiration Time, subject to satisfaction or waiver of certain conditions of the Consent Solicitation, including, among other things, the receipt of the requisite consents of not less than a majority in aggregate principal amount of the Notes; and (ii) a cash payment equal to $3.75 per $1,000 principal amount of Notes for which consents have been delivered and not revoked prior to the Effective Time (the “Final Consent Fee”), which is not payable unless and until such time as all the conditions to the Consent Solicitation, including, without limitation, the consummation of the Merger, have been satisfied or waived. Holders of Notes for which no consent is delivered will not receive a Consent Fee, even though the proposed amendments to the Indenture, if approved, will bind all holders of Notes and their transferees. Consents delivered may be revoked at any time prior to the earlier of the date on which the supplemental indenture reflecting the proposed amendments to the Indenture is executed (the “Effective Time”) or the Expiration Time. The Company intends to execute the supplemental indenture promptly following the receipt of the requisite consents of not less than a majority in aggregate principal amount of the Notes.

The Company has engaged Credit Suisse Securities (USA) LLC and UBS Securities LLC as its solicitation agents (the “Solicitation Agents”). Questions and requests for assistance regarding this solicitation should be directed to Credit Suisse Securities (USA) LLC at (212) 538-1862 or (800) 820-1653 (toll free) or UBS Securities LLC at (203) 719-4210 (call collect) or (888) 719-4210 (toll free). Requests for documents may be directed to Global Bondholder Services Corporation, which is acting as the information agent (the “Information Agent”) for the Consent Solicitation, at (866) 470-3700 (toll free) or (212) 430-3774 (banks and brokers).

None of the representatives or employees of the Company or any of its subsidiaries, Warner Music Group or any of its subsidiaries, the Solicitation Agents, the Information Agent or Wells Fargo Bank, National Association, as trustee under the Indenture, make any recommendations as to whether or not holders of the Notes should issue their consents pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such recommendations.

This press release does not constitute a solicitation of consents of holders of the Notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Consent Solicitation will be made solely by the Notice of Consent Solicitation and the accompanying consent form. Execution of the proposed amendments to the Indenture is subject to a number of conditions. No assurance can be given that any such amendment can or will be completed on terms that are acceptable to the Company, or at all.

About the Company

With its broad roster of new stars and legendary artists, the Company is home to a collection of some of the best-known record labels in the music industry including Asylum, Atlantic, Cordless, East West, Elektra, Nonesuch, Reprise, Rhino, Roadrunner, Rykodisc, Sire, Warner Bros. and Word. Warner Music International, a leading company in national and international repertoire, operates through numerous international affiliates and licensees in more than 50 countries. The Company also includes Warner/Chappell Music, one of the world’s leading music publishers, with a catalog of more than one million copyrights worldwide.

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the transactions contemplated by the Merger Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement. More information about Warner Music Group and other risks related to Warner Music Group are detailed in Warner Music Group’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission. Warner Music Group does not undertake an obligation to update forward-looking statements.

In addition, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

•	the failure of Warner Music Group’s stockholders to approve the Merger;

•	the risk that required consents to the Merger will not be obtained;

•	the risk that the Merger may not be completed on the expected timetable, or at all;

•	litigation in respect of the transactions contemplated by the Merger Agreement;

•	disruption from the transactions contemplated by the Merger Agreement making it more difficult to maintain certain strategic relationships;

•	risks relating to recent or future ratings agency actions or downgrades as a result of the announcement of the transactions contemplated by the Merger Agreement;

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the impact of our substantial leverage, including any increase associated with additional indebtedness to be incurred in connection with the transactions contemplated by the Merger Agreement, on our ability to raise additional capital to fund our operations, on our ability to react to changes in the economy or our industry and on our ability to meet our obligations under our indebtedness; and

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differences between our currently expected pro forma capital structure following consummation of the transactions contemplated by the Merger Agreement and our actual capital structure following consummation of such transactions.

We maintain an Internet site at www.wmg.com. We use our website as a channel of distribution of material Company information. Financial and other material information regarding us is routinely posted on and accessible at http://investors.wmg.com. In addition, you may automatically receive email alerts and other information about us by enrolling your email by visiting the “email alerts” section at http://investors.wmg.com. Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Additional factors that may affect future results and conditions are described in our filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at our website at www.wmg.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the transaction contemplated by the Merger Agreement, Warner Music Group intends to file relevant materials with the SEC, including a proxy statement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS (IF AND WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WARNER MUSIC GROUP, THE MERGER AND RELATED MATTERS. Investors and security holders may obtain these documents (and any other documents filed by Warner Music Group with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Warner Music Group’s Investor Relations department at 212-275-2000, or by visiting the Investor Relations portion of Warner Music Group’s website at investors.wmg.com. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

PARTICIPANTS IN SOLICITATION

Warner Music Group and its directors, executive officers and certain other members of Warner Music Group’s management may be deemed to be participants in the solicitation of proxies from Warner Music Group’s stockholders with respect to the merger. Information about Warner Music Group’s directors, executive officers and members of management is contained in Warner Music Group’s most recent proxy statement and annual report on Form 10-K. Stockholders may obtain additional information about the directors and executive officers of Warner Music Group and their respective interests with respect to the proposed transaction by security holdings or otherwise, which may be different than those of Warner Music Group’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC. Each of these documents is, or will be, available as described above.

SOURCE: WMG Acquisition

Media Contact:

Will Tanous

(212) 275-2244

Email Contact: Will.Tanous@wmg.com

or

Investor Contact:

Jill Krutick

(212) 275-4790

Email Contact: Jill.Krutick@wmg.com

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